[LOOPNET LOGO]

COSTAR GROUP TO ACQUIRE LOOPNET

Combination of the most comprehensive commercial real estate information service with the leading online Commercial Real Estate marketplace is expected to deliver more value from the Internet for the $11 trillion Commercial Real Estate Industry

WASHINGTON, D.C. and SAN FRANCISCO, CA (April 27, 2011) – CoStar Group, Inc. (Nasdaq:CSGP), the leading commercial real estate information company announced today the signing of a definitive agreement to acquire LoopNet, Inc. (NASDAQ: LOOP), the leading online commercial real estate marketplace. Pursuant to the merger agreement, LoopNet shareholders will receive $16.50 in cash and 0.03702 shares of CoStar Group common stock for each share of LoopNet common stock, representing a total equity value of approximately $860 million and an enterprise value of $762 million.  The boards of directors of both companies have unanimously approved the transaction which is expected to close by the end of 2011.

“CoStar revolutionized how the industry researches commercial real estate and LoopNet revolutionized the way the industry markets commercial real estate,” said Andrew C. Florance, President and Chief Executive Officer of CoStar. “We expect the combination of our companies to give the $11 trillion commercial real estate market the full benefit of the internet.”

“CoStar and LoopNet have been at the cutting edge of innovation in their respective businesses and we believe the two companies will be even stronger together,” said Richard Boyle, Chairman and Chief Executive Officer of LoopNet.  “This transaction combines the capabilities and best practices of two successful and very complementary companies. We are excited about the possibilities that can be created together.”

The commercial real estate market is one of the largest asset classes in the United States with over $11 trillion in value and the potential size of the industry providing marketing and information services to commercial real estate professionals is approximately $30 billion, according to CoStar.  Based upon the first quarter of 2011, the combined companies have annualized revenue of approximately $321 million.

The transaction will double the size of CoStar’s paid subscriber base to at least  160,000 which represents approximately 15% of the estimated one million participants in the commercial real estate market.  CoStar’s market studies have indicated that customers view the services of the two companies as serving two very different but complementary needs and that the overlap between CoStar and LoopNet subscribers is estimated to be relatively low.  As a result, CoStar expects significant cross-selling opportunities between the two customer bases.

The combined company will be the premier resource for researching, analyzing, and marketing commercial real estate properties online and will be positioned to provide more widespread market coverage for customers ranging from large, national brokerage and institutional market players to small, local brokers and owners.  With the addition of LoopNet’s complementary listings, CoStar will have a database with approximately two million active listings, giving customers a more comprehensive and efficient view of the market.  “CoStar and LoopNet truly bring together Wall Street and Main Street,” added Florance. “We expect the scale, complementary service capabilities and diversified client and geographic footprint created by the combination of CoStar and LoopNet will drive significant revenue opportunities and cost saving synergies.”

CoStar has successfully integrated over a dozen acquisitions.

LoopNet.com is the industry’s largest and most heavily trafficked online marketplace with 4.8 million registered members and more than 6 million unique visitors quarterly, according to Google Analytics.  LoopNet is also the leading website for marketing commercial property listings.   As commercial real estate brokers and owners continue to move property listings to online channels, we fully anticipate LoopNet’s marketplace will become increasingly important to those marketing or searching for properties.

CoStar operates the largest and most robust commercial real estate information database with over 77 billion square feet of office, retail, and industrial inventory, 1.5 million listings, and 10.6 million images.

Highlights of the Combination

•	Combines industry-leading large scale, game-changing technology platforms
•	Maximizes customer value with highly complementary operations that create a larger more robust marketplace with hundreds of thousands of participants and billions of potential connections
•	Combines two profitable companies with strong cash flows while creating potentially significant opportunities to cross-sell services and reduce costs
•	Represents a substantial investment in a company whose performance is correlated with general commercial real estate markets as they emerge from historic lows and move towards recovery
•	Both companies announced very strong first quarter 2011 financials further signaling an emerging strong sector recovery

Complementary Companies at a Glance
attributes	[LOOPNET LOGO] attributes
Information	Marketing
900 Professional Researchers	Web 2.0 User Generated Data
Leasing Brand	Sales Brand
Urban	Suburban/Rural
Average Contract: $13,000	Average Contract: $705
Professional Closed Network 88,000 subscribers	Public Open Network 4.8 million registered members
90% of sales to firms	90% of sales to individuals
Wall Street	Main Street

Transaction Details

The transaction represents a premium of 31% to LoopNet’s closing price on Tuesday, April 26, 2011.  Following the transaction, LoopNet equity holders will own approximately 8.5% of CoStar shares outstanding on a fully diluted basis.  Holders of 32% of the LoopNet shares outstanding on an as-converted basis have signed a voting agreement in support of the deal.

CoStar has received a commitment letter from J.P. Morgan for a fully committed term loan of $415 million and a $50 million revolving credit facility, of which $37.5 million are committed, which will be available, subject to customary conditions, to fund the acquisition and the ongoing working capital needs of CoStar and its subsidiaries following the transaction.

The transaction is subject to customary closing conditions, including approval by the shareholders of LoopNet and antitrust clearance. The transaction is not subject to a financing condition.

Financial Impact

•	CoStar sees the potential for significant revenue synergies through the cross-selling of each company’s complementary services to the other’s client bases
•	CoStar expects annual cost synergies of approximately $20 million achieved over the first 24 months following the close of the transaction
•	CoStar expects the transaction to be accretive to non-GAAP net income per diluted share (as defined below in “Non-GAAP Metrics”) in 2012.
•	Expected to increase the combined companies’ long-term target margins

Combined Results, Revenue and Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(in millions, except per share data)
	For the Three Months
	Ended March 31, 2011
	(Unaudited)
				Combined
	CoStar	LoopNet	Combined	Annualized

Revenue	$59.6	$20.7	$80.3	$321.2

Net Income	4.5	1.8	6.3	25.2
Depreciation and amortization	3.4	1.1	4.5	18.0
Interest income, net	(0.2)	0.3	0.1	0.4
Income tax expense, net	2.8	1.0	3.8	15.2
EBITDA	$10.5	$4.2	$14.7	$58.8
Stock-based compensation expense	2.1	2.5	4.6	18.4
Acquisition related costs	0.3	0.3	0.6	2.4
Restructuring and related costs	-	-	-	-
Headquarters acquisition and transition related costs	-	-	-	-
Settlements and Impairments	(0.3)	-	(0.3)	(1.2)
Adjusted EBITDA	$12.6	$7.0	$19.6	$78.4

Estimated Synergies				$20.0

Adjusted EBITDA with Synergies				$98.4

Adjusted EBITDA Margin with Synergies				31%

Advisors

J.P. Morgan acted as CoStar’s financial advisor, and Simpson Thacher & Bartlett LLP acted as legal counsel to CoStar. Evercore Partners, L.L.C. acted as LoopNet’s financial advisor, and Davis Polk & Wardwell LLP acted as legal counsel to LoopNet.

Conference Call

In light of today’s announcement, the previously scheduled earnings calls for LoopNet on Wednesday, April 27, 2011 at 4:30 p.m. EDT and CoStar on Thursday, April 28, 2011 at 11:00 a.m. EDT are cancelled.

In
 their place, the management teams of CoStar and LoopNet will hold a joint conference call beginning at 5:00 p.m. EDT Wednesday, April 27, 2011 to discuss the transaction and both companies’ first quarter earnings results.

Interested parties may call the following numbers:

United States and Canada: (877) 209-9920
                All Other Countries: (612) 332-0530
Access Code: 202437

A digitized replay is scheduled to begin on Wednesday, April 27, 2011 at 9:00 p.m. EDT and will be available until May 28, 2011 at 11:59 p.m. EDT.
Interested parties may call the following numbers:

United States and Canada:  (800) 475-6701
All other Countries: (320) 365-3844
Access Code: 202437

Non-GAAP Metrics

The following describes the non-GAAP financial measures presented in this release.  These financial measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition-related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company’s corporate headquarters, and (v) settlements and impairments incurred outside the Company’s normal business operations.

Adjusted EBITDA with Synergies is defined as Adjusted EBITDA plus the estimated synergies resulting from the combination.

Each “combined” financial metric represents the combined, respective financial metric for CoStar and LoopNet.  Each “combined annualized” financial metric represents the combined, respective financial metrics for CoStar and LoopNet annualized.  Combined financial metrics have been prepared based on historical financials and are not necessarily representative of future results.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition-related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, (vi) costs related to the acquisition and transition of the Company’s corporate headquarters, and (vii) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at Non-GAAP net income. We assume a 40% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

About CoStar Group, Inc.

CoStar Group (Nasdaq:CSGP) is commercial real estate's leading provider of information and analytic services.  Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe with a staff of approximately 1,500 worldwide, including the industry's largest professional research organization. For more information, visit www.costar.com.

About LoopNet

LoopNet operates the most heavily trafficked commercial real estate marketplace online with more than 4 million registered members and more than 6 million unique visitors quarterly, as reported by Google Analytics.

The LoopNet marketplace covers all commercial property categories, including office, industrial, retail, multifamily (apartment properties for sale), hotel, land, specialty properties, investment properties and businesses for sale. LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including Apartment Realty Advisors, Cassidy Turley, CB Richard Ellis, Coldwell Banker Commercial, Colliers International, Cushman & Wakefield, Grubb & Ellis, Jones Lang LaSalle, Lincoln Property Company, NAI Global, Newmark Knight Frank, ProLogis, The Shopping Center Group and Sperry Van Ness.

Contacts
Investors
CoStar:
Brian Radecki, Chief Financial Officer
202-336-6920
brian@costar.com

Frank Carchedi, Senior Vice President, Mergers & Acquisitions
fcarchedi@costar.com
202-336-6937

Media
CoStar:
Mark Klionsky, Senior Vice President
202-623-5252
mklionsky@costar.com

Richard Simonelli, Communications
202-346-6394
rsimonelli@costar.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about the benefits of the proposed transaction between COSTAR and LOOPNET, future financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.  In addition to these statements, there can be no assurance that the combination of CoStar and LoopNet will deliver more value from the Internet, and the full benefit of the Internet, for the $11 trillion commercial real estate industry; that the two companies will be stronger together; that the potential size of the industry providing marketing and information services to commercial real estate professionals will be approximately $30 billion; that there will be significant opportunities to cross-sell services and reduce costs; that the combined company will be the premier resource for researching, analyzing, and marketing commercial real estate properties online and will be positioned to provide more widespread market coverage for customers; that the scale, complementary service capabilities and diversified client and geographic footprint created by the combination of CoStar and LoopNet will drive significant revenue opportunities and cost saving synergies; that LoopNet’s marketplace will become increasingly important to those marketing or searching for properties; that there will be a strong sector recovery; that CoStar will achieve the revenue and cost synergies described in this release; that the transaction will be accretive to non-GAAP net income per diluted share; that the transaction will create a more efficient capital structure; and that the combination will increase the companies’ combined long-term target margins.

Such statements are based upon the current beliefs and expectations of management of COSTAR and LOOPNET and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements.  The following factors, among others, could cause or contribute to such differences: the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of COSTAR and LOOPNET may not be combined successfully or in a timely and cost-efficient manner; the possibility that the transaction does not close, including, but not limited to, due to the failure to obtain approval of LOOPNET’S stockholders, or the failure to obtain governmental approval; the risk that business disruption relating to the merger may be greater than expected; and failure to obtain any required financing on favorable terms.  Additional factors  that could cause results to differ materially from those anticipated in the forward-looking statements can be found in COSTAR’S Annual Report on Form 10-K for the year ended December 31, 2010 and LOOPNET’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (SEC), including in the “Risk Factors” section of each of these filings, and each company's other filings with the SEC available at the SEC’s website (http://www.sec.gov).  Neither COSTAR nor LOOPNET undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed merger, COSTAR will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of LOOPNET.  LOOPNET will mail the final proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction.  Copies of the proxy statement/prospectus (when available) and other related documents filed by CoStar and LoopNet with the SEC may be obtained, free of charge, at the SEC’s website at www.sec.gov .  Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, free of charge, from COSTAR’s website, www.costar.com, under the heading “Investors” in the “About Us” tab.  These documents may also be obtained, without charge, from LoopNet’s website, www.LoopNet.com, under the tab “Investor Relations”.

CoStar, LoopNet and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of LOOPNET in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of LoopNet in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information about COSTAR’s executive officers and directors is available in COSTAR’s definitive proxy statement filed with the SEC on April 27, 2011.  Information about LOOPNET’s executive officers and directors is available in LOOPNET’s definitive proxy statement filed with the SEC on April 4, 2011.  Free copies of these documents are available from the COSTAR and LOOPNET websites using the contact information above.

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